UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 19, 2005

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-24990	94-1266151
(Commission File Number)	(I.R.S. Employer Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01     Entry into a Material Definitive Agreement.

On August 19, 2005, the Registrant and General Electric Capital Corporation and Bank of America, N.A. signed the Seventh Amendment to the Multicurrency Credit Agreement.  The amendment allows an add-back of approximately $1.0 million to the EBITDA covenant relating to separation and restructuring costs incurred or to be incurred during fiscal 2005.  The amendment also allows the gain from the sale of the Registrant’s Norway and Denmark operations of $1.2 million to be included in determining compliance with the EBITDA and fixed charge covenants.  Additionally, the amendment increases the maximum capital expenditures allowed for fiscal 2005 from $6.0 million to $8.5 million and also increases the letter of credit sublimit from $35.0 million to $40.0 million.  A copy of the amendment is attached hereto as Exhibit 10.8.20.7.

Item 2.02    Results of Operations and Financial Condition.

On August 23,  2005, the Registrant issued a press release to announce its financial results for the third quarter.  A copy of the press release dated August 23, 2005, reporting such results is attached as Exhibit 99.1 hereto and incorporated herein by reference.  The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information furnished in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01   Financial Statements and Exhibits.

(c)                       Exhibits

Exhibit No.	Description of Document

10.8.20.7	Seventh Amendment to Multicurrency Credit Agreement and Consent of Guarantors

99.1	Press Release dated August 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Dirk A. Sodestrom
Dirk A. Sodestrom
Senior Vice President and Chief Financial Officer

Date: August 24, 2005

EXHIBIT INDEX

Exhibit No.	Description of Document

10.8.20.7	Seventh Amendment to Multicurrency Credit Agreement and Consent of Guarantors

99.1	Press Release dated August 23, 2005